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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

             Date of report (date of earliest event reported):

                             October 29, 1995



                       LOUISIANA-PACIFIC CORPORATION
          (Exact name of registrant as specified in its charter)

                                 Delaware
              (State or other jurisdiction of incorporation)

                                  1-7107
                           (Commission File No.)

                                93-0609074
                     (IRS Employer Identification No.)


111 S.W. Fifth Avenue                                               97204
  Portland, Oregon                                             (ZIP Code)
(Address of principal executive offices)

            Registrant's telephone number, including area code:

                              (503) 221-0800
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Item 5. Other Events.

  On October 29, 1995, the registrant amended its Rights Agreement, formerly restated as of February 3, 1991 and as amended by Amendment No. 1, dated as of July 28, 1995 (as so amended, the "Rights Agreement"), by entering into Amendment No. 2 dated as of October 30, 1995 (the "Amendment"), with First Chicago Trust Company of New York. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement and the Amendment.

  The effect of the Amendment is to increase the Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right to $200.

  A copy of the Amendment is filed as an exhibit to this report and is incorporated herein by reference. The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to the Amendment.

Item 7. Financial Statements, Pro Forma Financial Information, and
Exhibits.

  The exhibits filed herewith are listed on the accompanying exhibit index.
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                                SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      LOUISIANA-PACIFIC CORPORATION
                                      (Registrant)




                                      By    /s/William L. Hebert
                                            William L. Hebert
                                            Treasurer and Chief
                                              Financial Officer


Dated:  November 13, 1995


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                             INDEX TO EXHIBITS

Exhibits

4 Amendment No. 2, dated as of October 30, 1995, to Rights Agreement, restated as of February 3, 1991 (and amended as of July 28, 1995), between the registrant and First
              Chicago Trust Company of New York.

99.1          Description of common stock of the registrant.

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